UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2024

VERANO HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	000-56342	98-1583243
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

224 W Hill Street, Suite 400

Chicago, Illinois 60610

(Address of Principal Executive Offices) (Zip Code)

(312) 265-0730

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Permitted Partial Optional Prepayment and Lien Release

On April 30, 2024, Verano Holdings Corp., a British Columbia corporation (the “Company”), made a Permitted Partial Optional Prepayment (as defined in the Credit Agreement) in the amount of $50,000,000 pursuant to that certain credit agreement, dated as of October 27, 2022 (the “Credit Agreement”), by and among the Company, subsidiaries of the Company from time-to-time party thereto (together with the Company, collectively, the “Borrowers”), lenders from time-to-time party thereto (the “Lenders”), and Chicago Atlantic Admin, LLC, a Delaware limited liability company (“Chicago Atlantic”), as administrative agent for the Lenders. A copy of the Credit Agreement was previously filed with the U.S. Securities and Exchange Commission on a Current Report on Form 8-K on October 27, 2022.

In connection with such Permitted Partial Optional Prepayment, Chicago Atlantic and certain Lenders agreed to (a) release certain Borrowers from their obligations under, and as parties to, the Credit Agreement and related agreements (the “Released Borrowers”) and (b) release all liens over the Released Borrowers’ property, including real estate, held by Chicago Atlantic for the benefit of the Lenders, in each case, pursuant to a limited consent and waiver, dated as of April 29, 2024, by and among the Borrowers, certain of the Lenders party thereto and Chicago Atlantic.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERANO HOLDINGS CORP.

Date: May 3, 2024	By:	/s/ Brett Summerer
	Name:	Brett Summerer
	Title:	Chief Financial Officer